Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As independent registered public accountants, we hereby consent to the use of our report dated March 14, 2025, with respect to the consolidated financial statements of GRI Bio, Inc. for the years ended December 31, 2024 and 2023, in its Registration Statement on Form S-3 pertaining to the registration of $250,000,000 of securities as described in the prospectus. We also consent to the reference of our firm under the caption “Experts” in this registration statement.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT
January 29, 2026